Exhibit 10.11

DIPLOMAT PHARMACY, INC.

Form of Stock Option Award Agreement

Under 2014 Omnibus Incentive Plan

Grantee:

Grant Date:

Number of Option Shares:

Exercise Price per Option Share:

1.                                      Grant of Option.  Pursuant to the Diplomat Pharmacy, Inc. 2014 Omnibus Incentive Plan (the “Plan”), effective as of the Grant Date set forth above, Diplomat Pharmacy, Inc. (the “Company”) grants to the Grantee identified above an option (the “Option”) to purchase up to (but not in excess of)         shares of the Company’s common stock, no par value (the “Option Shares”), at the Exercise Price per Option Share set forth above, on the terms and subject to the conditions set forth in this Stock Option Award Agreement (this “Agreement”) and in the Plan. The Option is intended to be a Non-qualified Stock Option. Capitalized terms not defined in this Agreement have the meanings ascribed to such terms in the Plan.

2.                                      Term of Option.  The Option shall expire on the ten year anniversary of the Grant Date (the “Expiration Date”), subject to earlier expiration (i) in the event of a Change in Control as provided in Paragraph 4 below, or (ii) following termination of the Grantee’s employment with the Company or a Subsidiary as provided in Paragraph 6 below.

3.                                      Normal Vesting.  Grantee may exercise the Option only if and to the extent that the Option has become vested. For this purpose and except as provided in Paragraphs 4  and 6  below, the Option shall become vested as to 25% of the Option Shares on each of the first, second, third and fourth anniversaries of the Grant Date, provided that the Option shall cease vesting upon termination of Grantee’s employment with the Company or a Subsidiary for any reason whatsoever and the portion of the Option scheduled to vest on any such vesting date shall vest only if Grantee has remained continuously employed by the Company or a Subsidiary from the Grant Date to such vesting date.

4.                                      Accelerated Vesting upon Change in Control.  Notwithstanding Paragraph 3 above, if there is a Change in Control and if Grantee has remained continuously employed from the Grant Date to the date of the Change in Control, any then unvested portion of the Option shall automatically become vested 10 days prior to the Change in Control. Except as otherwise provided by the Committee at the time of a Change in Control, any portion of the Option that has not, prior to or in connection with the Change in Control, either been exercised or (pursuant to Paragraph 12 of the Plan) cancelled in exchange for a cash payment equal to the fair value of the Option shall terminate, expire and be forfeited and of no further force or affect upon closing of the Change in Control.

5.                                      Procedure for Exercise and Payment of Exercise Price.  Grantee may exercise all or any portion of the Option, to the extent it is vested and outstanding, at any time prior to its expiration, by (i) delivering a properly executed written notice of exercise to the Company, in such form as shall be approved by the Company, specifying the number of Option Shares to be purchased, and (ii) paying to the Company the aggregate Exercise Price of the Option Shares to be purchased. Grantee shall pay the aggregate Exercise Price of the Option Shares to be purchased on exercise of the Option (i) by payment of such aggregate Exercise Price in cash or by certified or bank cashier’s check payable to the order of the Company, (ii) by delivery of irrevocable instructions to a stockbroker to sell immediately some or all of the Option Shares acquired by exercise of the Option and to promptly deliver to the Company an amount of the sale proceeds sufficient to pay the aggregate Exercise Price, or (iii) in the discretion of the Committee, by such other cashless means authorized by Paragraph 6(g) of the Plan.

6.                                      Termination of Employment.  Upon termination of Grantee’s employment with the Company or a Subsidiary for any reason, vesting of the Option shall terminate and any portion of the Option that is unvested at the time of termination of Grantee’s employment with the Company or a Subsidiary shall expire, terminate and be forfeited and of no further force or effect. If the Company or a Subsidiary terminates Grantee’s employment for Cause, any portion of the Option which is vested at the time of such termination shall also expire, terminate and be forfeited and of no further force or effect. If Grantee’s employment with the Company or a Subsidiary terminates due to the death or Disability of Grantee, any portion of the Option that is vested on the date of such termination may be exercised only during the one year period following such termination, but in no event after the Expiration Date. If Grantee’s employment with Company or a Subsidiary terminates for any reason other than death, Disability or Cause, any portion of the Option that is vested on the date of such termination may be exercised only during the 90 day period following such termination, but in no event after the Expiration Date.

7.                                      Non-Transferability of Option.  The Option is personal to Grantee. Unless permitted otherwise in the discretion of the Committee, the Option is not transferable by Grantee (other than by will or the laws of descent and distribution) and, during Grantee’s lifetime, only Grantee (or his guardian or legal representative) may exercise the Option. In the event of Grantee’s death, the Option may be exercised (i) by the executor or administrator of Grantee’s estate or the person or persons to whom Grantee’s rights under the Option shall pass by will or the laws of descent and distribution, and (ii) to the extent and during the period Grantee was allowed to exercise the Option at the date of Grantee’s death.

8.                                      Restrictive Covenants; Compensation Recovery.  By signing this Agreement, Grantee acknowledges and agrees that the Option and the Option Shares (and any stock or stock-based award previously granted by the Company or a Subsidiary to Grantee under the Plan or otherwise) shall (i) be subject to forfeiture as a result of Grantee’s violation of any agreement with the Company or a Subsidiary regarding non-competition, non-solicitation, confidentiality, non-disparagement, inventions and/or similar restrictive covenants (the “Restrictive Covenants Agreement”), and (ii) be subject to forfeiture and/or recovery under any compensation recovery policy that may be adopted from time to time by the Company or any of its Subsidiaries. For avoidance of doubt, compensation recovery rights to the Option Shares or other shares of Company stock (including shares of stock acquired under previously granted stock-based awards) shall extend to the proceeds realized by Grantee due to sale or other transfer of such stock. Grantee’s prior execution of the Restrictive Covenants Agreement was a material inducement for the Company’s grant of the Option under this Agreement.

9.                                      Conformity with Plan.  The Option is intended to conform in all respects with and is subject to all applicable provisions of the Plan, which is incorporated herein by reference. Any inconsistencies between the provisions of this Agreement and the Plan shall be resolved in accordance with the provisions of the Plan.

10.                               Rights as a Participant.  Nothing contained in this Agreement shall (i) interfere with or limit in any way the right of the Company or a Subsidiary to terminate Grantee’s employment at any time and for any or no reason, (ii) confer upon Grantee any right to be selected again as a Plan Participant, or (iii) require or permit any adjustment to the number of Option Shares or to the Exercise Price upon or as a result of the occurrence of any subsequent event (except as provided in Paragraph 13 of the Plan).

11.                               Withholding of Taxes.  Any income or employment tax required to be withheld upon exercise of the Option shall be paid by Grantee to the Company or a Subsidiary (whichever is the employer of Grantee), or the Company or a Subsidiary (whichever is the employer of Grantee) may withhold such tax from the cash compensation otherwise payable to Grantee. Alternatively, Grantee may pay any such withholding tax (i) by delivery of irrevocable instructions to a stockbroker to sell immediately some or all of the Option Shares acquired by exercise of the Option and to promptly deliver to the Company an amount of the sale proceeds sufficient to pay the withholding tax due on exercise of the Option, or (ii) such other cashless means as may be permitted under law and in the discretion of the Committee.

12.                               Resale Restrictions.  The Company currently has an effective registration statement on file with the Securities and Exchange Commission with respect to the Option Shares. The Company currently intends to maintain this registration, but has no obligation to do so. If the registration ceases to be effective, Grantee will not be able to sell or transfer Option Shares issued to Grantee upon exercise of the Option unless an exemption from registration under applicable securities laws is available. Grantee agrees that any resale by Grantee of Option Shares acquired upon exercise of the Option shall comply in all respects with the requirements of all applicable securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act of 1933, as amended, the Exchange Act, and the respective rules and regulations promulgated thereunder) and any other law, rule or regulation applicable thereto, as such laws, rules and regulations may be amended from time to time. The Company shall not be obligated to issue the Option Shares or permit their resale if such issuance or resale would violate any such requirements.

13.                               Consent to Transfer of Personal Data.  In administering this Agreement and the Plan, or to comply with applicable legal, regulatory, tax or accounting requirements, it may be necessary for the Company to transfer certain Grantee personal data to a Subsidiary, or to outside service providers, or to governmental agencies. By signing this Agreement and accepting the award of the Option, Grantee consents, to the fullest extent permitted by law, to the use and transfer, electronically or otherwise, of Grantee’s personal data to such entities for such purposes.

14.                               Consent to Electronic Delivery.  In lieu of receiving documents in hard copy paper format, Grantee agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company may be required to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other agreements, documents, forms and communications) in connection with the Option and any other prior or future incentive award or program made or offered by the Company, a Subsidiary and their predecessors or successors. Electronic delivery of a document to Grantee may be via a Company or Subsidiary email system or by reference to a location on a Company or Subsidiary intranet site to which Grantee has access.

15.                               No Ownership of Option Shares Until Exercise.  Prior to the Grantee’s exercise of the Option and purchase of the Option Shares, the Grantee shall not possess any incidents of ownership of the Option Shares, including voting or dividend rights.

16.                               Notices.  Any and all notices, designations, consents, offers, acceptances and any other communications provided for herein shall be given in writing and shall be delivered either personally or by registered or certified mail, postage prepaid, which shall be addressed, in the case of the Company, to the Chief Financial Officer of the Company at the principal office of the Company and, in the case of the Grantee, to the Grantee’s address appearing on the books of the Company or to such other address as may be designated in writing by the Grantee.

17.                               Successors.  The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and of the Grantee and the beneficiaries, executors, administrators, heirs and successors of the Grantee.

18.                               Invalid Provision.  The invalidity or unenforceability of any particular provision hereof shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision had been omitted.

19.                               Modifications.  Except as provided in the Plan, no change, modification or waiver of any provision of this Agreement shall be valid unless the same is in writing and signed by the parties hereto.

20.                               Entire Agreement.  This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and therein and supersede all prior communications, representations and negotiations in respect thereto.

21.                               Governing Law.  This Agreement and the rights of the Grantee hereunder shall be governed, construed, and administered in accordance with and governed by the laws of the State of Michigan (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws of such jurisdiction or any other jurisdiction).

22.                               Headings.  The headings of the Paragraphs hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

23.                               Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

24.                               Committee Determinations Final and Binding.  The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations thereunder, and its decision shall be binding and conclusive upon the Grantee and his/her legal representative in respect of any questions arising under the Plan or this Agreement.

Very Truly Yours,

Diplomat Pharmacy, Inc.

By

Name:
Its:

The undersigned hereby acknowledges having read this Agreement and the Plan and agrees to be bound by all provisions set forth herein and in the Plan.

Dated as of:	GRANTEE:

Name: